Exhibit 99.1

For Release: October 14, 2011	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
Email: wamplerwes@ntelos.com

NTELOS Holdings Corp. to Complete Separation

of Lumos Networks Corp. on October 31, 2011

WAYNESBORO, VA – October 14, 2011 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in seven Mid-Atlantic states, today announced that its board of directors has approved the separation of Lumos Networks Corp. (“Lumos Networks”) from NTELOS through a tax-free dividend involving the distribution of all Lumos Networks common stock held by NTELOS to NTELOS stockholders and has also approved a one-for-two reverse stock split of shares of NTELOS common stock immediately prior to the distribution. As a result, the following will occur after the close of business on October 31, 2011:

•	NTELOS will effect a one-for-two reverse stock split of NTELOS common stock, immediately prior to the distribution of Lumos Networks common stock to NTELOS stockholders.

•	Immediately after the reverse stock split, NTELOS will make the distribution of Lumos Networks common stock to NTELOS stockholders of record as of the close of business on October 24, 2011.

•	In the distribution, NTELOS stockholders will receive one share of Lumos Networks common stock for every one share of NTELOS common stock they hold (post the reverse stock split).

NTELOS’s Board of Directors also has considered the post-separation dividend policies for NTELOS and Lumos Networks. The Board currently intends that following the Separation, NTELOS stockholders who retain their Lumos Networks shares will receive, in the aggregate, the same quarterly cash dividend rate of $0.28 per share that existed before the spin-off (or $0.56 per share on a post reverse stock split basis). Following the one-for-two reverse stock split and the distribution of the Lumos Networks stock, NTELOS is currently expected to pay a dividend at the initial rate of $0.42 per share per quarter, payable in January 2012. Lumos Networks is currently expected to pay a dividend at the initial rate of $0.14 per share per quarter, payable in January 2012.

James Hyde, NTELOS Chief Executive Officer and President, said: “Today’s announcement marks an important milestone toward the upcoming separation that is expected to benefit NTELOS, its stockholders, as well as each company’s customers and employees. We look forward to taking advantage of the opportunities before us as two independent, publicly traded companies.”

Mike Moneymaker, Lumos Networks President, added: “It is a truly exciting time for our wireline business. Opportunities in newly acquired markets, recent expansion of our fiber network and continued growth in demand for high speed data services combine with the separation to position us well for the future.”

On November 1, 2011, Lumos Networks is expected to begin trading on The NASDAQ Stock Market LLC under the ticker symbol LMOS.

No action is required by NTELOS stockholders to receive the shares of Lumos Networks common stock in the spin-off distribution. An information statement containing details of the spin-off and important information about Lumos Networks will be mailed to NTELOS stockholders prior to the distribution date.

NTELOS has received a legal opinion from its outside tax counsel that the distribution of Lumos Networks common stock to NTELOS stockholders qualifies as a tax-free distribution for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. Non-U.S. stockholders may be subject to tax on the distribution in jurisdictions other than the U.S. NTELOS stockholders are urged to consult their tax advisors regarding the particular consequences of the distribution in their situation, including the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Reverse Stock Split of NTELOS Shares of Common Stock

As stated above, immediately prior to the distribution, NTELOS will effect a one-for-two reverse stock split of NTELOS common stock. The one-for-two reverse stock split will become effective such that NTELOS common stock will trade on a post-reverse stock split basis upon the opening of the NASDAQ stock market on November 1, 2011. As a result of this action, every two shares of NTELOS common stock will be converted into one share of NTELOS common stock. NTELOS’s stockholders had previously authorized the board to implement the reverse stock split at the 2011 Annual Meeting.

Distribution of Lumos Networks Shares to NTELOS Stockholders

As stated above, NTELOS stockholders of record as of the close of business on October 24, 2011, the record date for the distribution, will receive one share of Lumos Networks common stock for every one share of NTELOS common stock they hold immediately following the NTELOS reverse stock split. For example, for every 100 shares of NTELOS common stock that a NTELOS stockholder owns prior to the distribution and the one-for-two reverse stock split, such stockholder will own 50 shares of NTELOS common stock and 50 shares of Lumos Networks common stock immediately following the distribution.

Stockholders who hold NTELOS common stock on the record date will receive a book-entry account statement reflecting their ownership of Lumos Networks common stock or their brokerage account will be credited with the Lumos Networks shares.

Trading of NTELOS and Lumos Common Stock

Beginning on or shortly before the October 24, 2011 record date and continuing up to and including the distribution date of October 31, 2011, NTELOS expects there will be two markets in NTELOS common stock on NASDAQ: a “regular way” market and an “ex-distribution” market. Shares of NTELOS common stock that trade on the regular way market trade under the ticker symbol “NTLS” and will have an entitlement to shares of Lumos Networks common stock to be distributed. Shares that trade on the ex-distribution market will trade under the ticker symbol “NTLSV” without an entitlement to shares of Lumos Networks common stock to be distributed. Therefore, if an NTELOS stockholder sells shares of NTELOS common stock on the regular way market on or before October 31, 2011, such stockholder will also be selling the right to receive shares of Lumos Networks common stock in the distribution. If an NTELOS stockholder sells shares of NTELOS common stock on the ex-distribution market on or before October 31, 2011, such stockholder will still receive the shares of Lumos Networks common stock attributable to the shares of NTELOS common stock that were sold.

Lumos Networks common stock is expected to begin trading on a “when-issued” basis on NASDAQ under the ticker symbol “LMOSV” (when-issued) on October 25, 2011. On November 1, 2011, Lumos Networks is expected to begin trading “regular way” under the symbol “LMOS.”

In addition, on November 1, 2011, shares of NTELOS common stock will trade on a post-reverse stock split basis. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling NTELOS common stock on or before the distribution date.

Conditions to Completion of the Spin-Off

Shortly before the spin-off, NTELOS and Lumos Networks will enter into a Separation and Distribution Agreement and various other agreements related to the spin-off. The completion of the Lumos Networks spin-off is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Lumos Networks common stock being declared effective by the Securities and Exchange Commission (“SEC”) and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10. Completion of the Lumos Networks spin-off is subject to other conditions, including Lumos Networks Operating Company, a wholly-owned subsidiary of Lumos Networks Corp., incurring $340 million in new indebtedness under the credit agreement, dated as of September 8, 2011. This indebtedness will be used to fund a working capital cash reserve and to pay $315 million to NTELOS Inc., a subsidiary of NTELOS, (i) to settle with cash intercompany debt owed to NTELOS Inc. as of the distribution date and, with the balance, (ii) to fund a mandatory repayment on NTELOS Inc.’s credit facility resulting from the separation of approximately $282.6 million.

NTELOS and Lumos Networks expect that all conditions to the Lumos Networks spin-off will be satisfied on or before the distribution date.

Post-Distribution Dividend Policy of NTELOS and Lumos Networks

Payment of future cash dividends will be at the discretion of the respective boards of directors of NTELOS and Lumos Networks, and will depend on, among other things, each of NTELOS and Lumos Networks respective results of operations, cash requirements, investment opportunities, financial conditions, credit agreements and contractual restrictions and other factors that each of the respective board of directors may deem relevant. Each of NTELOS and Lumos Networks are holding companies that do not operate any business of their own. As a result, each of NTELOS and Lumos Networks are dependent on cash dividends and distributions and other transfers from their respective subsidiaries to make dividend payments or to make other distributions to their respective stockholders, including by means of a stock repurchase. Amounts that can be made available to each of NTELOS and Lumos Networks to pay cash dividends or repurchase stock will be permitted by their respective credit agreements within the parameters of a restricted payment basket.

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About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Maryland and North Carolina, including nationwide wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include the risk that the anticipated benefits from the proposed separation may be outweighed by possible negative effects of the proposed separation on either NTELOS’s or Lumos Networks’s business operations or financial performance. These risks also include but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; failure to complete the business separation of the wireless and wireline operations in an orderly fashion as currently structured; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K, our Quarterly Reports on Form 10-Q and our Registration Statement on Form 10.